Hillman Reports Third Quarter 2026 Results; Updates Full-Year Outlook
Q3 2026 Net Sales increased 7.7% to a record $457.5 million
Reiterates FY 2026 Adj. EBITDA and Free Cash Flow guidance; updates Net Sales outlook
CINCINNATI, November 2, 2026 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware and related products, reported financial results for the thirteen and thirty-nine weeks ended September 26, 2026.
Third Quarter 2026 Highlights (Thirteen weeks ended September 26, 2026)
•Net sales increased 7.7% to $457.5 million compared to $424.9 million in the prior year quarter
•Net income totaled $6.3 million, or $0.03 per diluted share, compared to $23.2 million, or $0.12 per diluted share, in the prior year quarter
•Adjusted diluted EPS1 totaled $0.22 per diluted share compared to $0.22 in the prior year quarter
•Adjusted EBITDA1 increased to $90.2 million compared to $88.0 million in the prior year quarter
•Net cash provided by operating activities increased to $69.9 million compared to $26.2 million in the prior year quarter
•Free Cash Flow1 increased to $51.1 million compared to $9.1 million in the prior year quarter
•Repurchased approximately 0.6 million shares of its common stock at an average price of $7.75 per share, which totaled $5.0 million
•Completed the acquisition of Kanebridge, a leading master distributor of industrial fasteners
Balance Sheet and Liquidity at September 26, 2026
•Successfully refinanced its existing credit facilities, consisting of a new $735 million senior secured term loan B and a $375 million asset-based revolving credit facility; closed a $200 million add-on term loan B for the Kanebridge acquisition
•Gross debt was $967.7 million compared to $693.1 million on December 27, 2025
•Net debt1 was $932.6 million compared to $665.8 million on December 27, 2025
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

•Liquidity available totaled $343.1 million; consisting of $308.0 million of available borrowing under the revolving credit facility and $35.1 million of cash and equivalents
•Net debt1 to trailing twelve month Adjusted EBITDA was 3.4x at quarter end compared to 2.4x on December 27, 2025
Management Commentary
“The third quarter reflects the continued execution of Hillman’s Blueprint for Strategic Growth," commented Hillman's CEO, Jon Michael Adinolfi. "We continue to deliver net sales growth and strong free cash flow generation that give us the flexibility to invest into attractive opportunities, like our high-margin Robotics and Digital Solutions segment - which had a great quarter, up 19.2% - and accretive acquisitions, like Kanebridge."
"We are winning in Pro, where our channel relationships, sourcing agility, and field sales team are driving new business wins. The Kanebridge acquisition, which is off to a great start, accelerates that momentum, establishing our position as a long-tail master distributor in the U.S. industrial market."
"Given our performance through the first nine months, we are reaffirming our full-year Adjusted EBITDA and free cash flow guidance while narrowing down our net sales range, given the macro environment. As we look to the rest of 2026 and beyond, we are well positioned to drive growth and create long-term value for our shareholders.”

Full Year 2026 Guidance - Updated
Based on year-to-date performance and its expectations for the remainder of the year, management updated its guidance most recently provided on August 3, 2026.

	Previous FY 2026 Guidance	Updated FY 2026 Guidance
Net Sales	$1.670 to $1.720 billion	$1.660 to $1.680 billion
Adjusted EBITDA[1]	~$285 million	~$285 million
Free Cash Flow[1]	$105 to $115 million	$105 to $115 million
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

Third Quarter 2026 Results Presentation
Hillman plans to host a conference call and webcast presentation on November 3, 2026, at 8:30 a.m. Eastern Time to discuss its results. President and Chief Executive Officer Jon Michael Adinolfi and Chief Financial Officer Rocky Kraft will host the results presentation.
Date: Tuesday, November 3, 2026
Time: 8:30 a.m. Eastern Time
Listen-Only Webcast: https://edge.media-server.com/mmc/p/diivckgp

A webcast replay will be available approximately one hour after the conclusion of the call using the link above.
Hillman’s quarterly presentation and Form 10-Q are expected to be filed with the SEC and posted to its Investor Relations website, https://ir.hillmangroup.com, prior to the webcast presentation.
About Hillman Solutions Corp.
Founded in 1964 and headquartered in Cincinnati, Hillman is a leading provider of hardware and related products serving retail, pro distribution, and industrial customers. Over the last 60-plus years, Hillman has built a legacy of service and growth by forming strategic partnerships with North America’s leading home improvement, hardware, and farm and fleet retailers. Hillman differentiates itself from the competition with its dedicated field sales team of 1,200+ associates, direct-to-store distribution capabilities, and world class global sourcing and supply chain expertise. The company offers an extensive product portfolio of over 150,000 SKUs, including fasteners (power screws, nuts, and bolts), hardware (builder’s hardware, door locks, rope & chain, accessories), project gear & supplies (gloves, work gear, paint & cleaning sundries), and key and engraving services (key duplication, auto keys, and engraving). Hillman is committed to delivering exceptional customer service, innovative products, and dependable solutions to its customers and regularly earns vendor of the year recognition from top customers. For more information on Hillman, visit www.hillman.com.
Forward-Looking Statements
All statements made in this press release that are considered to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect our and our customers’, suppliers’ and other business partners’ operations,
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including tariffs, raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) the ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) adverse changes in currency exchange rates; or (10) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed on February 17, 2026. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.
Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:
Michael Koehler
Vice President – Corporate Development, Investor Relations, Treasury
513-826-5495
IR@hillmangroup.com
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Net Income, GAAP Basis
(dollars in thousands) Unaudited

	Thirteen Weeks Ended September 26, 2026	Thirteen Weeks Ended September 27, 2025	Thirty-nine Weeks Ended September 26, 2026	Thirty-nine Weeks Ended September 27, 2025
Net sales	$457,488	$424,939	$1,269,812	$1,187,085
Cost of sales (exclusive of depreciation and amortization shown separately below)	225,203	205,378	660,861	604,456
Selling, warehouse, general and administrative expenses	157,896	138,342	416,450	381,101
Depreciation	22,308	20,100	66,842	59,343
Amortization	15,649	15,265	46,148	45,937
Other income, net	(1,457)	(50)	(6,525)	(988)
Income from operations	37,889	45,904	86,036	97,236
Interest expense, net	14,338	14,692	40,385	43,044
Refinancing costs	13,505	—	13,505	906
Income before income taxes	10,046	31,212	32,146	53,286
Income tax expense	3,755	8,020	9,467	14,579
Net income	$6,291	$23,192	$22,679	$38,707

Basic income per share	$0.03	$0.12	$0.12	$0.20
Weighted average basic shares outstanding	194,826	197,754	195,779	197,544

Diluted income per share	$0.03	$0.12	$0.11	$0.19
Weighted average diluted shares outstanding	196,058	199,849	197,349	199,454

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	September 26, 2026	December 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$35,078	$27,276
Accounts receivable, net of allowances of $2,431 ($1,944 - 2025)	168,151	114,926
Inventories, net	479,310	485,938
Other current assets	20,724	18,342
Total current assets	703,263	646,482
Property and equipment, net of accumulated depreciation of $485,923 ($428,726 - 2025)	230,229	231,482
Goodwill	936,011	830,747
Other intangibles, net of accumulated amortization of $638,342 ($592,748 - 2025)	658,024	546,171
Operating lease right of use assets	105,355	75,152
Other assets	36,998	26,160
Total assets	$2,669,880	$2,356,194
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$149,298	$141,662
Current portion of debt and financing lease liabilities	16,292	14,830
Current portion of operating lease liabilities	21,414	17,947
Accrued expenses:
Salaries and wages	16,106	35,790
Pricing allowances	14,255	8,098
Income and other taxes	9,014	9,466
Other accrued liabilities	44,567	29,766
Total current liabilities	270,946	257,559
Long-term debt	940,512	668,337
Deferred tax liabilities	129,529	131,870
Operating lease liabilities	90,328	63,459
Other non-current liabilities	5,702	6,462
Total liabilities	$1,437,017	$1,127,687
Commitments and contingencies (Note 6)
Stockholders' equity:
Common stock: $0.0001 par value, 500,000,000 shares authorized, 199,329,814 and 194,358,288 issued and outstanding in 2026, respectively, and 197,857,100 and 196,487,532 shares issued and outstanding in 2025, respectively	20	20
Treasury stock, at cost, 4,971,526 shares in 2026 and 1,369,568 shares in 2025	(40,774)	(12,423)
Additional paid-in capital	1,469,227	1,457,422
Accumulated deficit	(155,967)	(178,646)
Accumulated other comprehensive loss	(39,643)	(37,866)
Total stockholders' equity	1,232,863	1,228,507
Total liabilities and stockholders' equity	$2,669,880	$2,356,194

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Thirty-nine Weeks Ended September 26, 2026	Thirty-nine Weeks Ended September 27, 2025
Cash flows from operating activities:
Net income	$22,679	$38,707
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	112,990	105,280
Deferred income taxes	(4,056)	9,791
Deferred financing and original issue discount amortization	1,397	3,767
Stock-based compensation expense	11,727	10,739
Loss on debt restructuring, net of third party fees paid	1,488	—
Gain on acquisition, net of tax	(5,214)	—
Gain on disposal of property and equipment	112	(135)
Change in fair value of contingent consideration	(489)	(500)
Changes in operating items:
Accounts receivable, net	(38,772)	(34,721)
Inventories, net	62,269	(53,925)
Other assets	(12,183)	(19,691)
Accounts payable	3,563	22,575
Accrued salaries and wages	(19,648)	(1,217)
Other accrued expenses	2,484	(6,381)
Net cash provided by operating activities	138,347	74,289
Net cash from investing activities
Acquisition of business, net of cash received	(314,503)	—
Capital expenditures	(51,390)	(55,347)
Other investing activities	(145)	(154)
Net cash used for investing activities	(366,038)	(55,501)
Cash flows from financing activities:
Repayments of senior term loans	(636,960)	(6,384)
Borrowings on senior term loans	935,000	—
Financing fees	(3,751)	—
Borrowings on revolving credit loans	203,645	109,000
Repayments of revolving credit loans	(230,617)	(122,000)
Principal payments under finance lease obligations	(4,963)	(4,156)
Proceeds from exercise of stock options	2,392	1,177
Repurchases of common stock	(28,351)	(3,165)
Payments of contingent consideration	(207)	(199)
Other financing activities	(587)	142
Net cash provided by (used for) financing activities	235,601	(25,585)
Effect of exchange rate changes on cash	(108)	18
Net increase (decrease) in cash and cash equivalents	7,802	(6,779)
Cash and cash equivalents at beginning of period	27,276	44,510
Cash and cash equivalents at end of period	$35,078	$37,731

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Non-GAAP financial measures such as consolidated adjusted EBITDA and Adjusted Diluted Earnings per Share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business, nor reflect the Company’s underlying business performance.

Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments as well as to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended September 26, 2026	Thirteen Weeks Ended September 27, 2025	Thirty-nine Weeks Ended September 26, 2026	Thirty-nine Weeks Ended September 27, 2025
Net income	$6,291	$23,192	$22,679	$38,707
Income tax expense	3,755	8,020	9,467	14,579
Interest expense, net	14,338	14,692	40,385	43,044
Depreciation	22,308	20,100	66,842	59,343
Amortization	15,649	15,265	46,148	45,937
EBITDA	$62,341	$81,269	$185,521	$201,610

Stock compensation expense	4,365	3,904	11,727	10,739
Restructuring and other (1)	1,469	749	2,903	2,860
Litigation expense (2)	—	1,950	—	1,950
Transaction and integration expense (3)	8,610	87	4,221	215
Change in fair value of contingent consideration	(137)	67	(489)	(500)
Refinancing costs (4)	13,505	—	13,505	906
Total adjusting items	27,812	6,757	31,867	16,170
Adjusted EBITDA	$90,153	$88,026	$217,388	$217,780
(1)Includes consulting and other costs associated with severance related to our distribution center relocations and corporate restructuring activities.
(2)Litigation expense includes an accrual for the preliminary settlement of a California wage-hour class action / Private Attorneys General Act (PAGA) claim.
(3)Transaction and integration expense includes professional fees and other costs related to acquisition activity, including the acquisitions of Campbell Chain and Fittings and Delaney Hardware in the second quarter of 2026, and the Kanebridge acquisition in the third quarter. Also included is a $5.2 million gain, net of deferred taxes, on the Campbell acquisition.
(4)In July of 2026 we entered into a new Term Loan B consisting of a $735 million senior secured Term Loan B and new $375 million senior secured asset based revolving credit facility. In August of 2026, we entered into Amendment No. 1 to provide for an additional $200.0 million of senior secured term loans. In the first quarter of 2025, we entered into a Repricing Amendment (2025 Repricing Amendment) on our existing Senior Term Loan due July 14, 2028.

Reconciliation of Adjusted Diluted Earnings Per Share
(in thousands, except per share data)
Unaudited

We define Adjusted Diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that Adjusted Diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to Adjusted Diluted EPS from continuing operations:

	Thirteen Weeks Ended September 26, 2026	Thirteen Weeks Ended September 27, 2025	Thirty-nine Weeks Ended September 26, 2026	Thirty-nine Weeks Ended September 27, 2025
Reconciliation to Adjusted Net Income
Net Income	$6,291	$23,192	$22,679	$38,707
Remove adjusting items (1)	27,812	6,757	31,867	16,170
Remove amortization expense	15,649	15,265	46,148	45,937
Remove tax benefit on adjusting items and amortization expense (2)	(7,424)	(1,967)	(10,031)	(4,864)
Adjusted Net Income	$42,328	$43,247	$90,663	$95,950

Reconciliation to Adjusted Diluted Earnings per Share
Diluted Earnings per Share	$0.03	$0.12	$0.11	$0.19
Remove adjusting items (1)	0.14	0.03	0.16	0.08
Remove amortization expense	0.08	0.08	0.23	0.23
Remove tax benefit on adjusting items and amortization expense (2)	(0.04)	(0.01)	(0.05)	(0.02)
Adjusted Diluted Earnings per Share	$0.22	$0.22	$0.46	$0.48

Diluted Shares, as reported	196,058	199,849	197,349	199,454
Note: Adjusted EPS may not add due to rounding.
(1)Please refer to the "Reconciliation of Adjusted EBITDA" table above for additional information on adjusting items. See the "Per share impact of Adjusting Items" table below for the per share impact of each adjustment.
(2)We have calculated the income tax effect of the non-GAAP adjustments shown above at the applicable statutory rate of 25% for the U.S. and 26.2% for Canada except for the following items:
a.The tax impact of stock compensation expense was calculated using the statutory rates above, excluding certain awards that are non-deductible.
b.Amortization expense for financial accounting purposes was offset by the tax benefit of deductible amortization expense using the statutory rate of 25%.
Per Share Impact of Adjusting Items

	Thirteen Weeks Ended September 26, 2026	Thirteen Weeks Ended September 27, 2025	Thirty-nine Weeks Ended September 26, 2026	Thirty-nine Weeks Ended September 27, 2025
Stock compensation expense	$0.02	$0.02	$0.06	$0.05
Restructuring and other costs	0.01	0.00	0.01	0.01
Litigation expense	0.00	0.01	0.00	0.01
Transaction and integration expense	0.04	0.00	0.02	0.00
Change in fair value of contingent consideration	0.00	0.00	0.00	0.00
Refinancing costs	0.07	0.00	0.07	0.00
Total adjusting items	$0.14	$0.03	$0.16	$0.08
Note: Adjusting items may not add due to rounding.

Reconciliation of Net Debt
We define Net Debt as reported gross debt less cash on hand. Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that Net Debt provides further insight and comparability into liquidity and capital structure. The following is the calculation of Net Debt:

	September 26, 2026	December 27, 2025
Revolving loans	$9,000	$36,000
Senior term loan, due 2028	—	636,960
Senior term loan, due 2033	935,000	—
Finance leases and other obligations	23,718	20,090
Gross debt	$967,718	$693,050
Less cash	35,078	27,276
Net debt	$932,640	$665,774
Reconciliation of Free Cash Flow
We calculate free cash flow as cash flows from operating activities less capital expenditures. Free cash flow is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. We believe free cash flow is an important indicator of how much cash is generated by our business operations and is a measure of incremental cash available to invest in our business and meet our debt obligations.

	Thirteen Weeks Ended September 26, 2026	Thirteen Weeks Ended September 27, 2025	Thirty-nine Weeks Ended September 26, 2026	Thirty-nine Weeks Ended September 27, 2025
Net cash provided by operating activities	$69,884	$26,237	$138,347	$74,289
Capital expenditures	(18,795)	(17,172)	(51,390)	(55,347)
Free cash flow	$51,089	$9,065	$86,957	$18,942

Source: Hillman Solutions Corp.
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